Exhibit 3.1

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF POTBELLY CORPORATION

POTBELLY CORPORATION (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

FIRST: The Corporation was incorporated on June 5, 2001 under the name “Potbelly Sandwich Works, Inc.”, pursuant to the DGCL.

SECOND: The Corporation filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on September 18, 2002, to effect the change of the name of the Corporation from “Potbelly Sandwich Works, Inc.” to “Potbelly Corporation”.

THIRD: Pursuant to Section 245 of the DGCL, this Seventh Amended and Restated Certificate of Incorporation amends and restates the provisions of the Sixth Amended and Restated Certificate of Incorporation in their entirety. This Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) was duly approved by the board of directors of the Corporation and was duly approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 242 and 245 of the DGCL and was consented to in writing by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL. The number of shares voting in favor of such amendment and restatement equaled or exceeded the vote required.

FOURTH: The Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is

POTBELLY CORPORATION

ARTICLE II

ADDRESS OF REGISTERED OFFICE; NAME OF REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 1. Capital Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is two hundred ten million (210,000,000), of which two hundred million (200,000,000) shares shall be Common Stock, par value $0.01 per share (the “Common Stock”) and ten million (10,000,000) shares shall be Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the board of directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this certificate of incorporation (the “Certificate of Incorporation”), the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

Section 2. Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of the stockholders of the Corporation. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Section 3. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the DGCL, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 4. No Preemptive Rights. No holder of any class of shares of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, whether now or hereafter authorized, whether unissued or in treasury; or to purchase any obligations convertible into shares of any class of stock of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

Section 5. No Cumulative Voting. No holder of any class of shares of the Corporation shall, as such holder, have the right to cumulate his voting power in the election of the Board of Directors and such right is hereby specifically denied to the holders of shares of any class of the Corporation.

ARTICLE V

BOARD OF DIRECTORS

Section 1. Board of Directors. In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, the by-laws of the Corporation and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

Section 2. Number of Directors. The Board of Directors shall consist of not more than twelve (12) directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the exact number of directors shall be determined from time to time solely by resolution adopted by the Board of Directors.

Section 3. Term of Office. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors holding such office upon the filing of this Certificate of Incorporation. The Board of Directors is authorized to assign members of the Board already in office to Class I, Class II or Class III. Elections for at least one class of directors shall be held at each annual meeting of stockholders following the filing of this Certificate of Incorporation. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the filing of this Certificate of Incorporation. At such first annual meeting of stockholders following the filing of this Certificate of Incorporation, the successors of the Class I directors shall be elected for a term expiring at the fourth annual meeting of stockholders following the filing of this Certificate of Incorporation. At the fourth annual meeting of stockholders following the filing of this Certificate of Incorporation, the successors of the Class I directors shall be elected for a term expiring at the fifth annual meeting of stockholders following the filing of this Certificate of Incorporation. The term of office of the initial Class II directors shall expire at the second annual meeting of stockholders following the filing of this Certificate of Incorporation. At such second annual meeting of stockholders following the filing of this Certificate of Incorporation, the successors of the Class II directors shall be elected for a term expiring at the fifth annual meeting of stockholders following the filing of this Certificate of Incorporation. The term of office of the initial Class III directors shall expire at the third annual meeting of stockholders following the filing of this Certificate of Incorporation. At such third annual meeting of stockholders following the filing of this Certificate of Incorporation, the successors of the Class III directors shall be elected for a term expiring at the fifth annual meeting of stockholders following the filing of this Certificate of Incorporation. Each director in each such class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Commencing with the fifth annual meeting of stockholders following the filing of this Certificate of Incorporation, the Board of Directors shall cease to be classified and the directors elected at such annual meeting (and each annual meeting thereafter) shall be elected for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

Section 4. Vacancies. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as practicable. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

ARTICLE VI

LIMITATION ON LIABILITY OF DIRECTORS; INDEMNIFICATION

Section 1. Limitation on Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2. Indemnification. Each person who is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified and advanced expenses by the Corporation, in accordance with the by-laws of the Corporation, to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the by-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

Section 3. Insurance. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

Any repeal or modification of this Article shall be prospective only and shall not affect the rights of any person under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to any alleged liability or indemnification.

ARTICLE VII

MEETINGS OF STOCKHOLDERS

Section 1. Stockholder Action. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting. The power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 2. Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called at any time by the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors. Special meetings of stockholders of the Corporation may not be called by any other person or persons.

Section 3. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the by-laws of the Corporation.

ARTICLE VIII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the by-laws of the Corporation, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the by-laws of the Corporation or (v) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensible parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this corporation required by applicable law or by this Certificate of Incorporation, any amendment to or repeal of this ARTICLE IX or ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII or ARTICLE X of this Certificate of Incorporation (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE X

AMENDMENT OF BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office. In addition, the by-laws of the Corporation may also be adopted, altered, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer this                     day of                     , 2013.

POTBELLY CORPORATION

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